Exhibit 99.1

Myers Industries Reports 2017 Second Quarter Results

Strong cash flow generation continues; lean initiatives gaining traction

August 1, 2017, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the second quarter ended June 30, 2017.

Second Quarter 2017 Business Highlights

•	Net sales decreased 1.3% (or 1.2% excluding currency fluctuation) compared to the second quarter of 2016

•	Gross profit margin of 27.6% compared to 30.9% in the second quarter of 2016

•	GAAP net income per diluted share from continuing operations of $0.07, compared to $0.19 in the second quarter of 2016

•	Adjusted net income per diluted share from continuing operations of $0.17, compared to $0.21 in the second quarter of 2016

•	Generated cash from continuing operations of $10.6 million and free cash flow of $8.7 million

The Company reported net sales of $142.3 million, compared to $144.1 million in the second quarter of 2016. Gross profit margin decreased 330 basis points to 27.6% as compared to the prior year quarter, primarily due to higher restructuring and manufacturing costs in the Material Handling Segment. Selling, general and administrative expenses increased by $1.1 million to $33.2 million, in the second quarter of 2017, with the increase in expenses primarily attributable to higher compensation costs and professional fees, partially offset by lower facility costs.

President and Chief Executive Officer Dave Banyard commented, “We made excellent progress in the second quarter on our strategic initiatives to improve cash flow and long-term earnings potential. Year-to-date, free cash flow was $21.3 million, compared to cash used of $13.6 million last year. This improvement underlines the Company’s increased flexibility of operations, disciplined capital spending and focus on working capital. Further signs of our progress include year-over-year sales growth in the Material Handling Segment during the second quarter, driven by our strategic focus on targeted niche markets. Our strategic restructuring activities, which caused temporary increases in costs during the quarter, are well underway. We are confident that our lean initiatives are gaining traction and that the Company is poised for significant improvements in long-term performance.”

	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	% Increase (Decrease)	2017	2016	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$142,303	$144,117	(1.3)%	$284,006	$295,322	(3.8)%
Gross profit	$39,283	$44,536	(11.8)%	$81,286	$92,707	(12.3)%
Gross profit margin	27.6%	30.9%		28.6%	31.4%
Operating income	$5,580	$11,166	(50.0)%	$12,938	$12,295	5.2%
Income from continuing operations:
Income (loss)	$2,012	$5,684	(64.6)%	$5,140	$2,348	118.9%
Income (loss) per diluted share	$0.07	$0.19	(63.2)%	$0.17	$0.08	112.5%
Operating income as adjusted(1)	$9,889	$11,710	(15.6)%	$17,993	$23,395	(23.1)%
Income from continuing operations as adjusted(1):
Income (loss)	$5,187	$6,180	(16.1)%	$9,109	$12,367	(26.3)%
Income (loss) per diluted share	$0.17	$0.21	(19.0)%	$0.30	$0.41	(26.8)%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment increased 2.1% (or 2.0% excluding currency fluctuation) as compared to the second quarter of 2016. The increase in net sales was primarily due to increased volume in the Company’s consumer and vehicle end markets. GAAP operating income was $7.4 million compared to $14.3 million in the second quarter of 2016. GAAP operating income in the second quarter of 2017 included restructuring and related charges of $3.8 million. Adjusted operating income was $11.7 million compared to $13.3 million in the second quarter of 2016. The decline in adjusted operating income was primarily the result of operational inefficiencies and the impact from higher commodity prices that the Company has begun to offset with price increases.

Net sales in the Distribution Segment declined 9.2% as compared to the second quarter of 2016. The decrease in net sales was primarily the result of soft market demand in the early part of the quarter, overall weakness in the export business, and year-over-year revenue decline from 2016 territory gaps. Operating income was $3.0 million compared to $4.0 million in the second quarter of 2016. The decrease in operating income was primarily the result of lower sales volumes.

2017 Outlook

The Company continues to anticipate that total revenue will be flat on a constant currency basis in fiscal year 2017 as compared to the prior year. Capital expenditures are expected to be in the range of $10 to $12 million, net interest expense in the range of $8 to $9 million, depreciation and amortization in the range of $32 to $34 million, and an effective tax rate (normalized) of approximately 36%.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, August 1, at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 56827815. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 56827815.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted net income per diluted share from continuing operations, income from continuing operations as adjusted, adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, adjusted EPS, adjusted EBITDA and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unexpected failures at our manufacturing facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay, Vice President, Investor Relations & Treasurer

(330) 761-6212

mvinay@myersind.com

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	Quarter Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net sales	$142,303	$144,117	$284,006	$295,322
Cost of sales	103,020	99,581	202,720	202,615

Gross profit	39,283	44,536	81,286	92,707
Selling, general and administrative expenses	33,159	32,041	67,804	70,538
Impairment charges	544	1,329	544	9,874

Operating income	5,580	11,166	12,938	12,295
Interest expense, net	1,785	2,053	3,760	4,072

Income (loss) from continuing operations before income taxes	3,795	9,113	9,178	8,223
Income tax expense (benefit)	1,783	3,429	4,038	5,875

Income (loss) from continuing operations	2,012	5,684	5,140	2,348
Income (loss) from discontinued operations, net of income taxes	(19)	(190)	(33)	(247)

Net income (loss)	$1,993	$5,494	$5,107	$2,101

Income (loss) per common share from continuing operations:
Basic	$0.07	$0.19	$0.17	$0.08
Diluted	$0.07	$0.19	$0.17	$0.08
Income (loss) per common share from discontinued operations:
Basic	$(0.00)	$(0.01)	$(0.00)	$(0.01)
Diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)
Net income (loss) per common share:
Basic	$0.07	$0.18	$0.17	$0.07
Diluted	$0.07	$0.18	$0.17	$0.07
Weighted average common shares outstanding:
Basic	30,154,965	29,623,177	30,097,638	29,586,708
Diluted	30,472,636	30,089,574	30,395,417	30,012,839

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net Sales
Material Handling	$103,074	$100,907	2.1%	$206,254	$209,931	(1.8)%
Distribution	39,258	43,234	(9.2)%	77,832	85,455	(8.9)%
Inter-company Sales	(29)	(24)	—	(80)	(64)	—

Total	$142,303	$144,117	(1.3)%	$284,006	$295,322	(3.8)%

Operating Income
Material Handling	$7,426	$14,333	(48.2)%	$19,514	$21,774	(10.4)%
Distribution	3,025	3,966	(23.7)%	4,563	6,502	(29.8)%
Corporate	(4,871)	(7,133)	—	(11,139)	(15,981)	—

Total	$5,580	$11,166	(50.0)%	$12,938	$12,295	5.2%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

OPERATING INCOME BY SEGMENT (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Material Handling
Operating income as reported	$7,426	$14,333	$19,514	$21,774
Asset impairments	544	1,329	544	9,874
Reduction to contingent liability	—	(2,335)	—	(2,335)
Restructuring expenses and other adjustments	3,765	—	4,511	—

Operating income as adjusted	11,735	13,327	24,569	29,313

Distribution
Operating income as reported	3,025	3,966	4,563	6,502

Corporate Expense
Corporate expense as reported	(4,871)	(7,133)	(11,139)	(15,981)
Environmental reserve	—	1,550	—	1,550
CFO severance related costs	—	—	—	2,011

Corporate expense as adjusted	(4,871)	(5,583)	(11,139)	(12,420)

Continuing Operations
Operating income as reported	5,580	11,166	12,938	12,295
Total of all adjustments above	4,309	544	5,055	11,100

Operating income as adjusted	9,889	11,710	17,993	23,395
Interest expense, net	(1,785)	(2,053)	(3,760)	(4,072)

Income (loss) before taxes as adjusted	8,104	9,657	14,233	19,323
Income tax expense*	(2,917)	(3,477)	(5,124)	(6,956)

Income (loss) from continuing operations as adjusted	$5,187	$6,180	$9,109	$12,367

Adjusted earnings (loss) per diluted share from continuing operations	$0.17	$0.21	$0.30	$0.41

*	Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%.

Note on Reconciliation of Income and Earnings Data: Income from continuing operations as adjusted and adjusted earnings per diluted share from continuing operations are non-GAAP financial measures that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2017	December 31, 2016
Assets
Current Assets
Cash	$4,673	$7,888
Restricted cash	8,642	8,635
Accounts receivable, net	79,220	73,818
Inventories	48,284	46,023
Other	3,722	4,787

Total Current Assets	144,541	141,151
Other Assets	133,039	129,051
Property, Plant, & Equipment, Net	93,226	111,482

Total Assets	$370,806	$381,684

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$54,650	$48,988
Accrued expenses	33,062	30,324

Total Current Liabilities	87,712	79,312
Long-term debt, net	170,114	189,522
Other liabilities	7,726	9,235
Deferred income taxes	10,442	10,582
Total Shareholders’ Equity	94,812	93,033

Total Liabilities & Shareholders’ Equity	$370,806	$381,684

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2017	2016
Cash Flows From Operating Activities
Net income	$5,107	$2,101
Income (loss) from discontinued operations, net of income taxes	(33)	(247)

Income from continuing operations	5,140	2,348
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	11,755	12,283
Amortization	4,572	4,981
Accelerated depreciation associated with restructuring activities	1,929	—
Non-cash stock-based compensation expense	1,817	2,064
(Gain) loss on fixed asset sales	(1,365)	—
Deferred taxes	101	(1,354)
Excess tax benefit from stock-based compensation	—	5
Accrued interest income on note receivable	(654)	(628)
Impairment charges	544	9,874
Other	132	(273)
Payments on performance based compensation	(992)	(1,794)
Other long-term liabilities	(204)	(726)
Cash flows provided by (used for) working capital
Accounts receivable	(4,957)	1,623
Inventories	(2,132)	(12)
Prepaid expenses and other assets	835	2,475
Accounts payable and accrued expenses	7,113	(33,938)

Net cash provided by (used for) operating activities - continuing operations	23,634	(3,072)
Net cash provided by (used for) operating activities - discontinued operations	—	—

Net cash provided by (used for) operating activities	23,634	(3,072)

Cash Flows From Investing Activities
Capital expenditures	(2,345)	(10,565)
Proceeds from sale of property, plant and equipment	1,920	178
Proceeds (payments) related to sale of business	—	(4,034)

Net cash provided by (used for) investing activities - continuing operations	(425)	(14,421)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	(425)	(14,421)

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	(18,942)	23,838
Cash dividends paid	(8,147)	(8,112)
Proceeds from issuance of common stock	2,001	610
Excess tax benefit from stock-based compensation	—	(5)
Shares withheld for employee taxes on equity awards	(273)	(617)
Deferred financing costs	(1,030)	—

Net cash provided by (used for) financing activities - continuing operations	(26,391)	15,714
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(26,391)	15,714

Foreign exchange rate effect on cash	(33)	934

Net increase (decrease) in cash	(3,215)	(845)
Cash at January 1	7,888	7,344

Cash at June 30	$4,673	$6,499

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended
	June 30, 2017	June 30, 2016
Net cash provided by (used for) operating activities - continuing operations	$23,634	$(3,072)
Capital expenditures	(2,345)	(10,565)

Free cash flow	$21,289	$(13,637)

	YTD	YTD	QTD
	June 30, 2017	March 31, 2017	June 30, 2017
Net cash provided by (used for) operating activities - continuing operations	$23,634	$13,049	$10,585
Capital expenditures	(2,345)	(498)	(1,847)

Free cash flow	$21,289	$12,551	$8,738

Note on Reconciliations of Cash Flow Data: Free cash flow is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedules above using GAAP amounts from the unaudited Condensed Consolidated Statement of Cash Flows. The Company uses free cash flow as well as other financial measures in connection with its decision-making activities. The Company’s method for calculating free cash flow may not be comparable to methods used by other companies.